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                                                                 EXHIBIT 4.05(c)




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                       FRANK'S NURSERY AND CRAFTS, INC.,

                                  as Mortgagor


                                       to


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                                  as Mortgagee

                          ---------------------------

               FIRST AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT

                          ---------------------------

                               Date:  May 1, 1996

                  PREPARED BY AND UPON RECORDATION RETURN TO:
                             Mitchell Fenton, Esq.
                               Graham & James LLP
                                885 Third Avenue
                            New York, New York 10022




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               FIRST AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT



         THIS FIRST AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT (this "Mortgage Amendment") is made as of May 1, 1996 by FRANK'S NURSERY AND CRAFTS, INC., a Michigan corporation, as Mortgagor ("Mortgagor"), whose address is 6501 East Nevada, Detroit, MI 48234-2864, to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Mortgagee ("Mortgagee"), whose address is One First Union Center TW-8, Charlotte, North Carolina 28288.

                              W I T N E S S E T H:

                 WHEREAS, Mortgagor is the owner of those certain plot(s), piece(s) or parcel(s) of real property described in Exhibit A annexed hereto and made a part hereof (the "Premises");

                 WHEREAS, Mortgagee is the owner and holder of that certain promissory note made by Mortgagor payable to the order of Mortgagee in the principal face amount of SEVEN HUNDRED FORTY-ONE THOUSAND AND NO/100 DOLLARS ($741,000.00), together with interest as therein provided (the "Note"), which
Note is secured by that certain Mortgage and Security Agreement from Mortgagor to Mortgagee dated as of April 22, 1996 (the "Original Mortgage");

                 WHEREAS, Mortgagor and Mortgagee desire to amend the Original Mortgage in certain respects, as more fully set forth below.

                 NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

                 1.       Definitions.     All capitalized terms not defined in
this Mortgage Amendment shall have their respective meanings set forth in the Original Mortgage.

                 2.       Replacement Reserve.     The second sentence of
Section 1.8(a) is hereby deleted in its entirety and replaced with the following:

                                  Commencing on the first monthly payment date
                                  under the Note and continuing thereafter on
                                  each monthly payment date under the Note,
                                  Mortgagor shall pay to Mortgagee,
                                  concurrently with and in addition to the
                                  monthly payment due under the Note and until
                                  the Debt is fully paid and performed, a
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                                  deposit to the Replacement Reserve in an
                                  amount equal to $1,044.51 per month.

                 3.       Ratification.    Except as hereinabove set forth, all
terms, covenants and provisions of the Original Mortgage and the other Loan Documents remain unaltered and in full force and effect, and Mortgagor hereby expressly ratifies the Original Mortgage, as modified and amended herein, and the other Loan Documents.


         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage Amendment on the day and year first written above.


                                        MORTGAGOR:


                                        FRANK'S NURSERY AND CRAFTS, INC.  a
                                        Michigan corporation


                                        By: Robert M. Lovejoy, Jr.    [LAW DEPT
                                           --------------------------   SEAL]
                                            Name: Robert M. Lovejoy, Jr.
                                            Title: Vice President and Treasurer

STATE OF ____________     )
                          ) SS.:
COUNTY OF __________      )


         The foregoing instrument was subscribed, sworn to and acknowledged before me this 3rd day of May, 1996, by Robert M. Lovejoy, Jr. as Vice President and Treasurer of FRANK'S NURSERY AND CRAFTS, INC., a Michigan corporation, on behalf of said corporation.


         My commission expires:   12-27-98
                                 -------------------------------


[AFFIX SEAL]                     Sherry L. Rygwelski
                                 -------------------------------
                                 NOTARY PUBLIC
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                                   EXHIBIT A
                              (LEGAL DESCRIPTION)
                                   STORE #32

        Situate in the State of Ohio, County of Franklin, City of Columbus, being a part of Quarter Township 4, Township 2, Range 18, United States Military Lands, and being all of the 2.610 acre tract as conveyed to Frank's Nursery Sales, Inc. by deed of record in Deed book 3198, page 327, Recorder's Office, Franklin County, Ohio and being more particularly bounded and described as follows:

        Beginning at an iron pin (found) at the northeasterly corner of the said 2.610 acre tract, said pin being the northwesterly corner of a 1.068 acre tract as conveyed to Samuel K. Freshman by deed of record in Official Record 5417J06, said pin being in the southerly line of Reserve "B" of SHARON WOODS SECTION NO. 1 of record in Plat Book 40, pages 14 and 15 all of the aforementioned references being to the Recorder's Office, Franklin county, Ohio, and said pin being also North 87 degrees 35 minutes 30 seconds West, a distance of 105.00 feet from an iron pin (found) at the northeasterly corner of the said 1.068 acre tract;

        Thence South 2 degrees 23 minutes 06 seconds West, a distance of 437.55 feet, along the easterly line of the said 2.610 acre tract and also along the westerly line of the said 1.068 acre tract to a point (an existing iron pin bears 0.22 feet North of said point) at the southeasterly corner of the 2.610 acre tract, said point being the southwesterly corner of the said 1.068 acre tract, said point being in the northerly right-of-way line of Dublin-Granville Road (S.R. 161) and said point being also in the northerly line of a 1.300 acre tract (Parcel 29-WD) as conveyed to the State of Ohio by deed of record in Deed Book 3167, page 391, Recorder's Office, Franklin County, Ohio;

        Thence along the southerly line of the said 2.610 acre tract, along the northerly right-of-way line of said Dublin-Granville Road and also along the northerly line of the said 1.300 acre tract by the following described four (4) courses:

        (1) South 89 degrees 32 minutes 45 seconds West, a distance of 45.16 feet to a spike (set);

        (2) North 87 degrees 35 minutes 30 seconds West, a distance of 100.00 feet to an iron pin (set);

        (3) North 81 degrees 52 minutes 52 seconds West, a distance of 100.50 feet to a spike (set);

        (4) North 87 degrees 35 minutes 30 seconds West, a distance of 14.90 feet to a spike (set) at the southwesterly corner of the said 2.610 acre tract and said spike being also the southeasterly corner of a
            7.042 acre tract as conveyed to Samuel K. Freshman by deed of record in Official Record 5417J06, Recorder's Office, Franklin county, Ohio;

        Thence North 2 degrees 23 minutes 06 seconds East, a distance of 429.80 feet, along the westerly line of the said 2.610 acre tract and also along the easterly line of the said 7.042 acre tract to a point (an existing iron pin bears 0.53 feet East of said point) at the northwesterly corner of the said
2.610 acre tract, said point being the northeasterly corner of the said 7.042 acre tract and said point being also in the southerly line of Lot No. 3 of said SHARON WOODS SECTION NO. 1;
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                                   EXHIBIT A
                              (LEGAL DESCRIPTION)
                                   STORE #32

        Thence South 87 degrees 35 minutes 30 seconds East, a distance of
260.00 feet, along the northerly line of the said 2.610 acre tract and also along the southerly of Lot No. 3, 2, 1 and Reserve "B" of the said SHARON WOODS SECTION NO. 1 to the point of beginning, containing 2.609 acres, more or less.